EMPLOYMENT AGREEMENT

      THIS AGREEMENT, made as of this 21st day of October, 1998, by and between Charles L. Dunlap, a resident of Ruxton, Maryland (the "Executive"), and Precision Auto Care, Inc., a Virginia corporation (the "Company").

                              W I T N E S S E T H:

      WHEREAS, the Executive desires to provide his services to the Company and the Company desires to employ the Executive upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and agreements contained herein, and intending to be legally bound, the parties hereby agree as follows:

      1.    Employment and Term.

      The Company will employ the Executive, and the Executive hereby accepts employment with the Company, for an initial term commencing on October 21, 1998, and continuing for a period of three (3) years until and including October 20, 2001 (the "Initial Term"), unless such employment is earlier terminated as provided herein. After expiration of the Initial Term, the Executive's employment under this Agreement shall continue until terminated as provided herein.

      2.    Duties.

      The Executive shall serve in the capacity of President and Chief Executive Officer. He shall also be elected and serve as a member of the Company's Board of Directors. During the term of his employment hereunder, the Executive shall devote his full business time and attention to the performance of his duties for the Company.

      3.    Compensation.

            (a) Base Salary. The Company shall pay the Executive, and the Executive shall accept, as full compensation for all services rendered hereunder, a basic salary (the "Base Salary") and the other compensation and benefits provided hereunder. The Executive's Base Salary effective October 21, 1998, shall be at an annual rate of Two Hundred Thousand Dollars ($200,000), payable in approximately equal installments at such intervals as are consistent with the Company's pay periods for salaried executive employees. The Executive's Base Salary shall be reviewed by the Board of Directors within 90 days of the date of this Agreement and thereafter no less frequently than once in any twelve-month period and may be increased, but not decreased regardless of any change in or diminution of the Executive's duties owed to the Company.

            (b) Performance Bonus. The Executive shall participate in bonus plans and shall be entitled to receive bonuses thereunder, as may be approved by the Board of Directors in its discretion.

            (c)   Benefits.

                        (i) The Executive shall be eligible to participate in retirement, group insurance, medical, dental, vacation and any other plans or programs of substantially similar character as are made generally available to executive employees of the Company which do not duplicate the benefits otherwise specifically provided in this Agreement. All such benefits are to be provided by the Company, subject to the terms of any welfare or pension plan sponsored by the Company.

                        (ii) Pursuant to the terms of the Company's existing stock option plans, the Executive shall be granted non-qualified stock options to purchase 100,000 shares of Common Stock of the Company. The options shall vest in equal installments of one-third of the total shares granted on each of the first three anniversaries of the grant date, which shall be October 21, 1998. Accordingly, options to purchase 33,334 shares shall vest and become exercisable on and after October 21, 1999, options to purchase 33,333 shares shall vest and become exercisable on and after October 21, 2000 and the remaining options to purchase 33,333 shares shall vest and become exercisable on and after October 21, 2001. The exercise price shall be equal to $4.25 which is the closing price of the Company's Common Stock as of October 21, 1998. The options shall expire on October 20, 2008 unless they shall otherwise sooner expire in accordance with the terms of the applicable stock option plans.

                        (iii) The Company shall reimburse the Executive for reasonable moving expenses which shall not exceed $15,000.

                         (iv) The Company shall reimburse the Executive for
all expenses incurred by him in the performance of his duties pursuant to this Agreement in accordance with the Company's policies concerning the reimbursement of expenses.

                        (v) Executive shall receive such other benefits and/or allowances as are permitted to him from time to time by the Board of Directors.

            (d) Restructuring of Payments. Notwithstanding anything in this Agreement to the contrary, in the event that, in the opinion of the Company's auditors, any payments of compensation to be made hereunder would be treated as "excess parachute payments" within the meaning of section 280G of the Internal Revenue Code as amended, the Company and the Executive shall use their best efforts to restructure any of the payments so as to avoid the imposition of excise tax upon the Executive and the loss of deduction for such payments by the Company.



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



      4. Confidentiality.

      While employed by the Company under this Agreement and at all times thereafter, the Executive shall not, without the prior written consent of the Company, divulge to any third party or use for his own benefit or the benefit of any third party, or for any purpose other than the exclusive benefit of the Company, any confidential or proprietary business or technical information revealed, obtained or developed in the course of his employment with the Company or his duties performed for the Company or which is otherwise the property of the Company or any of its subsidiaries or affiliated companies; provided that, nothing contained herein shall restrict the Executive's use or disclosure of such information (i) in the proper course of conduct of the Company's business,
(ii) known generally to the public (other than that which he may have disclosed in breach of this Agreement) or (iii) as required by law so long as the Executive gives the Company prior notice of such required disclosure and cooperates with the Company in keeping the information confidential unless precluded from doing so by legal authority.

      5.    Covenant Not to Compete.

            (a) The Executive shall not, within any geographical area while employed by the Company or while performing duties for the Company hereunder, and within the United States of America for two (2) years thereafter, directly or indirectly engage or become interested in (as owner, stockholder, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any business that engages in an auto care or manufacturing business of a type conducted by the Company or any of its subsidiaries during the term of this Agreement. Notwithstanding the foregoing, the Company recognizes that the Executive has been employed by companies engaged in petroleum marketing and refining businesses and nothing contained herein shall prohibit the Executive from engaging or being involved in a business which principally markets or refines petroleum products and which may incidentally engage in businesses competitive with business conducted by the Company or a Subsidiary during the term of this Agreement so long as Executive's duties principally involve the petroleum marketing and refining aspects of such a business. In addition, the Executive may hold as a passive investment up to five percent (5%) of the outstanding securities of any class of any publicly-held entity that engages in the auto care industry.

            (b) It is the desire and the intent of the parties that the provisions of this Section 5 shall be enforceable to the fullest extent permissible under applicable law and public policy. Accordingly, if this Section 5 or any portion thereof shall be adjudicated to be invalid or unenforceable, the length and scope of this Section 5 shall be reduced to the extent necessary so that this covenant may be enforced to the fullest extent possible under applicable law.

      6.    Enforcement.

            (a) Injunctive Relief. The parties recognize that, in the event of any breach by the Executive of any of the provisions of Section 4 or 5 hereof, the Company will suffer continuing and irreparable harm for which the Company will not have an adequate remedy at law. The Executive hereby waives any and all right to assert any claim or defense that the Company has an adequate remedy at law for any such breach. In recognition thereof, the Company and the Executive


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


hereby agree that, in the event of any such breach, the Company will be entitled to seek injunctive relief or any other appropriate remedy to enforce such provisions. The parties further agree that this Section 6 shall not in any way limit remedies at law or in equity otherwise available to the Company. In the event the Company seeks injunctive relief and is unsuccessful on the merits, or terminates such action prior to entry of a judgment or other ruling on the merits, other than a termination of such action due to a settlement agreement between the Company and the Executive, the Company shall reimburse the Executive for his reasonable attorneys' fees.

            (b) Arbitration. In the event of any dispute between the parties under or relating to this Agreement or relating to the Executive's employment by the Company, such dispute shall be submitted to and settled by arbitration in the Commonwealth of Virginia in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association then in effect, by an arbitrator or arbitrators selected in accordance with said rules. The arbitrator(s) shall have the right and authority to determine how their award or decision as to each issue and matter in dispute may be implemented or enforced. Any decision or award shall be final and conclusive on the parties; there shall be no appeal therefrom other than for claimed bias, fraud or misconduct by the arbitrator(s); judgment upon any award or decision may be entered in any court of competent jurisdiction in the Commonwealth of Virginia or elsewhere; and the parties hereto consent to the application by any party in interest to any court of competent jurisdiction for confirmation or enforcement of such award. The party against whom a decision or award is made shall pay the fees of the American Arbitration Association. Notwithstanding the foregoing, the Company, at its sole option, shall be entitled to elect to enforce its rights contemplated by Section 6(a) hereof relating to breaches of Section 4 or 5 hereof by arbitration pursuant to a proceeding commenced by the Company in a court of competent jurisdiction in lieu of an arbitration proceeding.

      7.    Termination of Employment.

            (a) Death. The Executive's employment hereunder shall terminate in the event of Executive's death. Except for any salary and benefits accrued, vested and unpaid as of the date of any such termination and except for any benefits to which the Executive or his heirs or personal representatives may be entitled under and in accordance with the terms of any employee benefit plan, policy or program maintained by the Company, the Company shall be under no further obligation hereunder to the Executive or his heirs or personal representatives, and the Executive or his heirs and personal representatives no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement.

            (b) Disability. The Company may terminate the Executive's employment hereunder for "Disability," if an independent physician mutually selected by the Executive or his representative and the Board of Directors or its designee has determined that the Executive has been substantially unable to render to the Company services of the character contemplated by Section 2 of this Agreement, by reason of a physical or mental illness or other condition continuing for more than one hundred twenty (120) consecutive days or for shorter periods aggregating more than one hundred eighty (180) days in any period of twelve (12) consecutive months (excluding in each case days on which the Executive was on vacation). In the event of such Disability, the Executive shall be entitled to receive any salary and benefits accrued, vested and unpaid as of the date of any such


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


termination and any benefits to which the Executive may be entitled under and in accordance with the terms of any employee benefit plan, policy or program maintained by the Company. The Company shall be under no further obligation hereunder to the Executive, and the Executive no longer shall be entitled to receive any other payments, rights or benefits under this Agreement.

            (c) Termination by the Company for Cause. The Company may terminate the Executive's employment hereunder for "Cause." For purposes of this Agreement, "Cause" shall mean any of the following:

                     (i) The Executive's willful misconduct or gross negligence;

                    (ii)      The  Executive's   conscious  disregard  of  his
obligations hereunder;

                   (iii) The Executive's conscious violation of any material provision of the Company's by-laws or of its other stated policies, standards or regulations; or

                      (iv)    A   determination   that   the   Executive   has
demonstrated a dependence upon any addictive substance, including alcohol, controlled substances, narcotics or barbiturates.

      In the event that the Company terminates the Executive's employment for Cause, the Executive shall be entitled to receive a severance benefit of two (2) months' Base Salary in effect at the time of termination. The Executive shall not be entitled to receive any other payments or any other rights or benefits under this Agreement (except for any salary and benefits accrued, vested and unpaid as of the date of any such termination) or otherwise and the Company shall be under no further obligation hereunder to the Executive. Following any termination for Cause, the Company shall have such rights and remedies as may be available to it for any breach of this Agreement or otherwise.

            (d) Termination by the Company other than for Cause. The Company may terminate the Executive's employment hereunder at any time for any other reason, provided that the Company has given the Executive ninety (90) days' written notice of termination, termination being effective upon expiration of the notice period. In the event of such termination, the Executive shall be entitled to receive a severance benefit equal to Base Salary at the rate in effect at the time of termination for the remainder of the Initial Term or for eighteen (18) months, whichever is greater, and shall also be entitled to receive any salary and benefits accrued, vested and unpaid as of the date of any such termination and any benefits to which the Executive may be entitled under and in accordance with the terms of any employee benefit plan, policy or program maintained by the Company. Upon the Executive's receipt of such severance benefit, salary and benefits, the Company shall be under no further obligation hereunder to the Executive and the Executive no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement or otherwise.

            (e) Termination by the Executive for Good Reason. Notwithstanding anything herein to the contrary, the Executive shall be entitled to terminate his employment hereunder for


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"Good Reason" without breach of this Agreement. For purposes of this Agreement,
"Good Reason" shall exist in the event of any of the following:

                     (i) A change in the Executive's place of employment outside of a 100-mile radius of Loudoun County, Virginia;

                    (ii) A material diminution in title or a substantial elimination of the duties and responsibilities of the Executive;

                   (iii) A failure of the Executive to be elected to the Company's Board of Directors, or, once elected, his removal therefrom other than in connection with a termination of his employment hereunder;

                    (iv)      A  material   breach  by  the   Company  of  its
obligations hereunder; or

                     (v) The Executive shall cease to be the President and Chief Executive Officer of the Company following a "change in control" of the Company. For purposes of this Section 7(e)(v), a "change in control of the Company" shall mean (A) the acquisition, directly or indirectly, by any "person" (as such term is defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 as in effect on the date hereof), of voting power over voting shares of the Company that would entitle holders thereof to cast at least twenty percent (20%) of the votes that all shareholders would be entitled to cast in the election of directors of the Company; or (B) during any period of two consecutive years during the Initial Term of this Agreement, individuals who at the beginning of such period constitute the Company Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period shall have been approved in advance by directors representing at least a majority of the directors then in office who are directors at the beginning of such period. For the purpose of this Section 7(e)(v), "President and Chief Executive Officer of the Company" shall mean that after a change in control of the Company has occurred, you are the President and Chief Executive Officer of (1) the Company, if it is the surviving entity in any merger, share exchange, acquisition or other business combination with the Company, (2) the successor entity to the Company in any merger, share exchange, consolidation, acquisition or other business combination with the Company, or (3) any entity that beneficially owns a majority of the voting stock of the Company.

      In the event of such termination by the Executive, the Executive shall nonetheless be entitled to receive a severance benefit equal to Base Salary at the rate in effect at the time of termination for the remainder of the Initial Term or for eighteen (18) months, whichever is greater. Except for such severance benefit and except for any salary and benefits accrued, vested and unpaid as of the date of such termination, the Executive no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement, and the Company shall have no further obligation hereunder or otherwise to the Executive following any such termination.


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            (f) Termination by the Executive for other than Good Reason. The
Executive may terminate his employment hereunder at any time for any other reason, provided the Executive has given the Company one hundred eighty (180) days' written notice of termination, termination being effective upon expiration of the notice period. In the event of such termination, the Executive shall be entitled to receive any salary and benefits accrued, vested and unpaid as of the date of any such termination and any benefits to which the Executive may be entitled under and in accordance with the terms of any employee benefit plan, policy or program maintained by the Company. The Company shall be under no further obligation hereunder to the Executive and the Executive no longer shall be entitled to receive any other payments, rights or benefits under this Agreement or otherwise.

            (g) Pro-Rata Bonus. Whenever, pursuant to this Section 7, the Executive is entitled, upon the termination of his employment, to receive "salary...accrued, vested and unpaid as of the date of any such termination", the amount due him may include a pro-rata performance bonus, if it would be appropriate to calculate a pro-rata portion of a performance bonus in accordance with the provisions of any bonus plan which may have been implemented in accordance with Section 3(b) hereof.

      8. Place of Employment. The Company agrees that the principal location at which the Executive is to render his services hereunder will be within a 100-mile radius of Loudoun County, Virginia.

      9. Withholding. Notwithstanding anything herein to the contrary, all payments required to be made hereunder by the Company to the Executive, or his estate or beneficiaries, shall be subject to the withholding of such amounts as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

      10. Survival. This Agreement shall survive any termination of the Executive's employment hereunder unless otherwise provided herein.

      11.   Miscellaneous.

            (a) Successors and Assigns. The Company may assign this Agreement to, and only to, an entity which is owned more than fifty percent (50%), directly or indirectly, by the Company, and any person or entity which acquires all or substantially all of the Company's business, and, subject to the foregoing, upon such assignment this Agreement shall inure to the benefit of and be binding upon such entity. This Agreement shall not be assignable by the Executive and shall inure to the benefit of and be binding upon him and his personal representative and other legal representatives. It is understood that this Section 11(a) shall not affect the right of the Executive to terminate his employment for "Good Reason" pursuant to Section 7(e) hereof.

            (b) Notice. Any notice or communication required or permitted under this Agreement shall be made in writing or sent by certified or registered mail, return receipt requested and postage prepaid, addressed as follows:


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            If to the Executive:

                  Charles L. Dunlap
                  1213 Berwick Road
                  Ruxton, Maryland  21204

            If to the Company:

                  Precision Auto Care, Inc.
                  748 Miller Drive, S.E.
                  P.O. Box 5000
                  Leesburg, Virginia  20175
                  Attention: Arnold Janofsky, Esq.

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above. Notice shall be deemed given when received by the other party, including by his or its agent.

            (c) Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior discussions, agreements and understandings relating thereto between them. This Agreement may not be changed or modified, except by an agreement in writing executed by the Company, with the approval of its Board of Directors or its designee, and by the Executive.

            (d) Waiver. The waiver of a breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

            (e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the Commonwealth of Virginia applicable to contracts made and wholly to be performed in such state, without regard to choice of law principles.

            (f) Severability. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable, in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Agreement. Such invalid, illegal or unenforceable provision(s) shall be deemed modified to the extent necessary to make it (them) valid, legal and enforceable.

            (g) Indemnification. The Executive shall be entitled to the benefit of the indemnification provided by the Charter and the Bylaws of the Company; provided that the Company shall be permitted to amend such provisions from time to time so long as the Executive, to the extent permitted by applicable law, is afforded indemnification at least as favorable as that provided by the Charter and Bylaws as in effect on the date hereof.


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            (h) Captions. All captions and section headings used herein are for convenient reference only and do not form a part of this Agreement.

            (i) Counterparts. This Agreement may be executed in counterparts, each of which shall constitute one and the same Agreement.

            (j) Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday. Likewise, if the period of time concludes on a Saturday, Sunday or a legal holiday, the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

            (k) Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

      12. Executive's Legal Fees. The Company shall reimburse Executive for the reasonable legal fees incurred by him in connection with the negotiation and execution of this Agreement.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

                                          PRECISION AUTO CARE, INC.


                                          By:___________________________

                                          Name:     Lynn E. Caruthers
                                          Title:  Chairperson of the Board




                                          ______________________________
                                          Charles L. Dunlap


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